Filed Pursuant to Rule 424(i)
Registration No. 333-281615

PROSPECTUS SUPPLEMENT PURSUANT TO RULE 424(i)
FOR FISCAL YEAR ENDED DECEMBER 31, 2025
(to Prospectus dated December 1, 2025)

Franklin Crypto Trust

Franklin Crypto Index ETF

Calculation of Registration Fees Pursuant to Rule 457(u)

This prospectus supplement filed pursuant to Rule 424(i) of the Securities Act of 1933, as amended (the “Securities Act”), sets forth the registration fee due under Rule 456(d) of the Securities Act for the fiscal year ended December 31, 2025. The calculation of the registration fee is included in an exhibit hereto.